EXHIBIT 24.1


                                   [LOGO] HNF
                  [HOUSE, NEZERKA & FROELICH, P.A. LETTERHEAD]



                         INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
Jurak Corporation World Wide, Inc.

We hereby consent to the use in this Registration statement on Form S-1 of our report, dated August 5, 1998, relating to the financial statements of Jurak Corporation World Wide, Inc. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


                                   /s/ House, Nezerka & Froelich, P.A.

Bloomington, Minnesota
August 18, 1998